

PROSPECTUS SUPPLEMENT                                                 FILE NO. 333-59997
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED        RULE 424(B)(3)
FEBRUARY 17, 1999)
PROSPECTUS NUMBER: 1858




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $12,000,000              ORIGINAL ISSUE DATE:             March 19, 1999


CUSIP NUMBER:           59018S2M5                STATED MATURITY DATE:            March 20, 2000


INTEREST CALCULATION:                            DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                   /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                   / / 30/360
(FIXED INTEREST RATE):                           / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                        / / COMMERCIAL PAPER RATE
/ / CMT RATE                                     / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                   / / CD RATE
/ / FEDERAL FUNDS RATE                           / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                             DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                               LIBOR TELERATE PAGE:                          3750
CMT REUTERS PAGE:                                LIBOR REUTERS PAGE:


INDEX MATURITY:         One Month                MINIMUM INTEREST RATE:           Not Applicable


SPREAD:                 -0.070%                  MAXIMUM INTEREST RATE:           Not Applicable


INITIAL INTEREST RATE:  4.87%                    SPREAD MULTIPLIER:               Not Applicable


INTEREST RESET DATES:   Monthly on the 20th, subject to modified following business day convention.


INTEREST PAYMENT DATES: Monthly, on the 20th; commencing April 20, 1999, long first coupon subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  March 16, 1999

